UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, Mr. Rene-Pierre Azria, an independent member of the Board of Directors (the “Board”) of Immune Pharmaceuticals Inc. (the “Company”), resigned from his position as a member of the Board, effective immediately, due to divergence of views with the Company’s management. At the time of his resignation, Mr. Azria served as a member of the Audit, Compensation and Corporate Governance and Nomination Committees and the chairman of the Transaction Committee of the Board. Mr. Azria provided his resignation to the Board in an e-mail, a copy of which is attached hereto as Exhibit 99.1.

The Company has provided Mr. Azria with a copy of the disclosure contained in this Current Report on Form 8-K no later than the day the Company filed the disclosure with the Securities and Exchange Commission. The Company has also provided Mr. Azria with the opportunity to furnish the Company with a letter stating whether he agrees or disagrees with the statements made in this Current Report on Form 8-K and, if he disagrees, the respects in which he disagrees.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	E-mail from Mr. Rene-Pierre Azria, dated December 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: December 8, 2015	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer